EXHIBIT 99.1

CORRECTION: Recruiter.com Announces $1 Million Registered Direct and Private Placement Offerings, Priced At-the-Market Under Nasdaq Rules

(This release corrects the release that was posted earlier on August 17, 2023)

NEW YORK, NY / ACCESSWIRE / August 17, 2023 / Recruiter.com Group, Inc. (NASDAQ:RCRT) (NASDAQ:RCRTW) ("Recruiter.com"), an on-demand recruiting solutions company, today announced the pricing of a registered direct offering for the sale and issuance of 3,333,333 shares of the Company's common stock (or pre-funded warrants in lieu thereof) to an institutional investor at a unit purchase price of $0.3108.

In a concurrent private placement, the Company also agreed to issue to the investors warrants to purchase 3,333,333 shares of common stock that will become exercisable on the date that is six months following the date of issuance of the shares of common stock in the registered direct offering (the "Exercise Date") and expire on the five-year anniversary of the Exercise Date, at an exercise price of $0.1858 per share, previously mistakenly indicated as $0.3108. The aggregate gross proceeds to the Company of both transactions are expected to be approximately $1.036 million before deducting the placement agent's fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes.

The transactions are expected to close on or about August 21, 2023, subject to the satisfaction of customary closing conditions.

Joseph Gunnar & Co., LLC is acting as the exclusive placement agent for the offerings.

The shares of common stock, pre-funded warrants and shares of common stock underlying the pre-funded warrants in the registered direct offering (but excluding the securities issued in the private placement) were offered pursuant to a "shelf" registration statement on Form S-3 (File No. 333-267470) initially filed with the Securities and Exchange Commission (the "SEC") on September 16, 2022, and declared effective by the SEC on September 30, 2022. The offering of the common stock and pre-funded warrants and shares of common stock underlying the pre-funded warrants in the registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Joseph Gunnar & Co., LLC Attention: Syndicate Department at 40 Wall Street, 30th FL, New York, NY 10005 or by telephone at (212) 440-9600.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a securities purchase agreement with the investors, the Company has agreed to file a registration statement with the SEC covering the resale of the common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals and recruitment marketing automation, Recruiter.com helps businesses solve today's complex hiring challenges.

For investor information, visit https://investors.recruiter.com.

Please follow social media channels for additional updates:

LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

LinkedIn Company Page: https://www.linkedin.com/company/1240434

Twitter Company Page: https://twitter.com/recruiterdotcom

Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as "anticipate," "expect," "believe," "may," "will," "should" or other comparable terms, are based largely on Recruiter.com's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Recruiter.com's control. These statements include, among others, statements regarding the completion of the offering, the anticipated proceeds from the offering and the use of such proceeds. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers' requirements, and its ability to protect its intellectual property. Recruiter.com encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

Company Contact:

Corporate Communications

investors@recruiter.com

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